SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Galyan’s Trading Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2437 East Main Street
Plainfield, Indiana 46168

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Galyan’s Trading Company, Inc., which will be held at The Westin Hotel, 50 S. Capitol Avenue, Indianapolis, Indiana 46204 on Thursday, May 15, 2003 at 9:00 a.m., local time.

     At the Annual Meeting, holders of common stock will vote upon the election of twelve directors. The attached proxy statement contains information about this and other matters pertaining to the Annual Meeting.

     Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by Internet, by telephone, or by completing, executing and returning the enclosed proxy card.

     I hope you will be able to attend the Annual Meeting and look forward to seeing you on May 15, 2003.

Robert B. Mang Chairman of the Company and Chief Executive Officer

April 25, 2003

GALYAN’S TRADING COMPANY, INC.
2437 East Main Street
Plainfield, Indiana 46168

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 15, 2003

     Galyan’s Trading Company, Inc. will hold its Annual Meeting of Shareholders on Thursday, May 15, 2003 at The Westin Hotel, 50 S. Capitol Avenue, Indianapolis, Indiana 46204 at 9:00 a.m., local time, for the following purposes:

1.	To elect twelve directors; and
2.	To transact such other business as may properly come before the meeting.

     Only shareholders who owned stock at the close of business on March 24, 2003 can vote at this meeting or any adjournments that may take place. Even though you may plan to attend the meeting, we ask that you vote your shares by signing and dating the enclosed proxy card, and returning it without delay in the enclosed postage-paid envelope. Alternatively, you may vote your shares by Internet or telephone. If you attend the meeting, you may withdraw your proxy and vote in person.

     Please vote your shares promptly so that your shares may be present at the meeting.

By Order of the Board of Directors, C. David Zoba Executive Vice President, General Counsel and Secretary

April 25, 2003

GALYAN’S TRADING COMPANY, INC.
2437 East Main Street
Plainfield, Indiana 46168

PROXY STATEMENT

General

     We are sending you this proxy statement as part of a solicitation by the Board of Directors of Galyan’s Trading Company, Inc. for use at our 2003 Annual Meeting of Shareholders. We will hold the meeting on Thursday, May 15, 2003 at The Westin Hotel, 50 S. Capitol Avenue, Indianapolis, Indiana 46204, starting at 9:00 a.m., local time.

     We will mail this proxy statement and accompanying proxy card on or about April 25, 2003 to all of our shareholders entitled to vote at the meeting. Unless the context otherwise requires, the terms “us,” “we,” “our” and “Company” refer to Galyan’s and its subsidiary.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE MEETING

Q:	Why am I receiving these materials?
A:	The Board is providing these proxy materials to you in connection with the Annual Meeting of Shareholders, which will take place on May 15, 2003. As the owner of shares on the record date for the meeting, you are invited to attend the meeting and are entitled to and requested to vote on the matters described in this proxy statement.

Q:	What information is contained in these materials?
A:	This proxy statement includes information on the nominees for election for director. The proxy statement also includes information on the voting process and requirements, the compensation of directors and some of our executive officers, and certain other required information.

Q:	Who can attend the meeting?
A:	All holders of shares of our common stock outstanding as of the close of business on March 24, 2003 (the “Record Date”) may attend.
Q:	What can I vote on at the meeting?
A:

There is one matter scheduled to be voted on at the meeting:

The election of twelve directors to our Board, each of whom will serve a one-year term and until their successors are elected and qualified.

Q:	How does the Board recommend that I vote on this matter?
A:	Our Board recommends that you vote your shares FOR all of the director nominees listed in this proxy statement.
Q:	What classes of shares are entitled to be voted?
A:	Each share of our common stock outstanding on the Record Date is entitled to vote on all items being voted on at the meeting. On the Record Date, we had 17,084,716 shares of common stock outstanding.

Q:	What shares can I vote?
A:	You can vote all the shares that you owned on the Record Date. These shares include: (1) shares held directly in your name as the shareholder of record, (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee and (3) for current or former Galyan’s employees, shares attributed to your account in the Galyan’s Trading Company Savings and Retirement Plan (the “Savings Plan”). If you are an employee of Galyan’s who has purchased shares under the Galyan’s Employee Stock Purchase Plan (“ESPP”), and you hold those shares in the brokerage account established under the ESPP, those shares are held for you as beneficial owner through the administrator of the ESPP.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A:	Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially. (For information for holders of shares attributed to a Savings Plan account, see “How do I provide voting instructions for shares in my Savings Plan account?” below.)

Shareholder of Record
If your shares are registered in your name with our transfer agent, U.S. Stock Transfer Corporation, you are considered a shareholder of record with respect to those shares, and you are receiving these proxy materials directly from us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner
If your shares are held in a stock brokerage account, by a bank or other nominee (commonly referred to as being held in “street name”), you are considered to be the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker, bank or nominee as the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. As indicated above, if you are an employee of Galyan’s who has purchased shares under the Galyan’s ESPP, you are considered the beneficial owner of the shares in the brokerage account established under the ESPP.

Q:	How do I vote?
A:	For holders of record and beneficial owners, there are three ways that you can vote:
(1)	You can sign and date each proxy card that you receive and return it in the prepaid envelope that comes with the proxy card.
(2)	You can vote through the Internet or telephone voting systems, more fully described on your proxy card. The deadline for voting is 11:59 p.m. Eastern Time, May 14, 2003.
(3)	If you are a shareholder of record, you can vote in person at the meeting. If you are the beneficial owner, and not the shareholder of record, you must notify your broker, bank or other nominee and obtain a signed proxy from the shareholder of record giving you the right to vote the shares.

Q:	How do I provide voting instructions for shares in my Savings Plan account?
A:	If you have shares attributed to your account in the Savings Plan, you have the right to direct the plan trustee how to vote the shares attributed to your account. The plan trustee has enclosed or provided a voting instruction card (which looks similar to the proxy card) for you to use in directing the trustee how to vote the shares in your account. There are two ways that you can vote: (1) you can sign and date the voting instruction card that you receive and return it in the prepaid envelope that comes with the voting instruction card, or (2) you can vote through the Internet or telephone voting systems, more fully described on your voting instruction card. The deadline, or cut-off date, for providing voting instructions to the plan trustee is 11:59 p.m. Eastern Time, May 12, 2003. If your instructions are not received by that date, the trustee will not vote the shares attributed to your account.

Q:	Can I change my vote or revoke my proxy?
A:	Yes. You can revoke your proxy or change any votes you cast using the telephone or Internet voting systems. To do this, you must do one of the following before the votes are cast at the meeting: (1) deliver a written notice of your revocation to our Corporate Secretary at our principal executive office, 2437 East Main Street, Plainfield, Indiana 46168, (2) execute and deliver a later dated proxy, or (3) cast a later vote using the telephone or Internet voting systems. Alternatively, you can attend the meeting and vote in person.

Q:	What does it mean if I get more than one proxy card?
A:	It means that you hold shares registered in more than one account (including shares attributed to your Savings Plan account). Sign and return all proxies or vote using the telephone or Internet voting system for each proxy card that you get to ensure that all of your shares are voted.

Q:	What is the quorum requirement for the meeting?
A:	For a “quorum” to exist at the meeting, shareholders holding a majority of the votes entitled to be cast by the shareholders entitled to vote generally must be present in person or represented by proxy at the meeting. There must be a quorum for any action to be taken at the meeting (other than adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

Q:	What is the voting requirement to approve each of the matters?
A:	In the election of directors, assuming the presence of a quorum, the twelve persons receiving the highest number of votes will be elected. If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes (as described in the answer to the prior question) with respect to certain matters. In tabulating the voting result for any particular proposal, abstentions and shares that constitute broker non-votes will not have any effect on the outcome of the vote.

Q:	How can I vote?
A:	In the election of directors, you may vote FOR all of the nominees, or your vote may be WITHHELD with respect to one or more of the nominees.
Q:	How will the votes be counted?
A:	Your shares of common stock will be voted according to your directions on the proxy card, or broker voting instruction card, or as you direct pursuant to the telephone or Internet voting systems. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our Board (FOR all director nominees named in the proxy statement).

Q:	Who will count the votes?
A:	We have appointed three individuals to serve as inspectors of election for the meeting. The election inspectors will determine the presence of a quorum, tabulate votes, certify the results of the election and take such other actions as may be necessary or appropriate to conduct the election.

Q:	How will voting on any other business be conducted?
A:	We do not currently expect any matters to be presented for a vote at the meeting, other than the election of directors described in the proxy statement. If you grant a proxy, the officers named as proxy holders, C. David Zoba and Ed Wozniak, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the person named as the proxy holder will vote your proxy for another candidate or other candidates nominated by our Board.

Q:	May I propose actions for consideration at next year’s Annual Meeting?
A:	Yes. For your proposal to be considered for inclusion in our proxy statement for next year’s meeting, we must receive your written proposal no later than December 26, 2003. If we change the date of next year’s meeting by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. You should also be aware that your proposal must comply with Securities and Exchange Commission regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials.

Similarly, in order for you to raise a proposal (including a director nomination) from the floor during next year’s meeting, we must receive a written notice of the proposal no later than February 14, 2003 and it must contain the additional information required by our bylaws. If we change the date of next year’s meeting by more than 30 days before, or more than 70 days after, the date contemplated at this year’s meeting, then we must receive your written proposal at least 90 days before the date of next year’s meeting in order for the proposal to be timely. You may obtain a complete copy of our bylaws by submitting a written request to our Corporate Secretary at our principal executive office, 2437 East Main Street, Plainfield, Indiana 46168.

Q:	Can I receive next year’s meeting proxy statement and Annual Report online?
A:	Yes. Our proxy statement and Annual Report will be available online to shareholders of record who elect to vote by the Internet and follow the instructions on the Internet for viewing them online. Choosing this option will save our company the cost of producing and mailing these documents. If you choose this option, you will receive a proxy card in the mail next year with instructions containing the Internet address where the proxy statement and Annual Report are located. If you select to view the proxy statement and Annual Report on the Internet, we will not mail you paper copies of these documents next year. If you hold your shares through a bank, broker or other nominee, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and Annual Reports over the Internet. You do not have to elect Internet access each year. Rather, your choice will remain in effect until you contact us at 317-612-2437, by email at Investor_Relations@galyans.com or by mail at our principal executive office.

Q:	Who is paying for this proxy solicitation?
A:	We will pay the cost of soliciting the proxies. In addition, officers, directors and regular employees, who will not be paid any additional compensation for such activities, may make the solicitation of proxies or votes in person, by telephone or by electronic communication. We will send copies of the solicitation material to brokers, fiduciaries and custodians who will forward the material to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

     The following contains information regarding the beneficial ownership of our common stock as of March 15, 2003 (unless otherwise noted) for:

  each person known by us to beneficially own more than five percent of our common stock;

  each director and nominee for director;

  each of the executive officers named in the Summary Compensation Table on page 12 of this proxy statement; and

  all current directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 15, 2003 (i.e., May 14, 2003) are deemed outstanding, while these shares are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes below, and except as may be provided under applicable marital property laws, we believe, based on information furnished to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares beneficially owned.

     The percentages of common stock beneficially owned are based on 17,084,716 shares of common stock outstanding as of March 15, 2003.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned

5% Shareholders:
FS Equity Partners IV, L.P	5,694,500	(1)(2)	33.3%
Limited Brands, Inc	5,500,500	(2)(3)	29.8
Directors and executive officers:
Robert B. Mang	215,000	(4)	1.3%
C. David Zoba	74,740	(5)	*
Edward S. Wozniak	40,501	(6)	*
Charles F. Nelson	70,117	(7)	*
Edward J. Whitehead	11,667	(8)	*
Norman S. Matthews	180,000	(9)	1.0
Byron E. Allumbaugh	13,334	(10)	*
Frank J. Belatti	3,334	(11)	*
Stuart B. Burgdoerfer	—		—
Timothy J. Faber	—		—
Todd W. Halloran	5,694,500	(2)(12)	33.3
George R. Mrkonic, Jr	13,334	(13)	*
John M. Roth	5,694,500	(2)(12)	33.3
Stephanie M. Shern	13,334	(14)	*
Ronald P. Spogli	5,694,500	(2)(12)	33.3
Peter Starrett	170,000	(15)	1.0
Directors and executive officers as a group (21 persons)	6,732,382	(16)	35.3
Former director and executive officer:
Joel L. Silverman	250,000	(17)	1.4%

*	Represents beneficial ownership of less than 1%.
(1)	Based on the information in a Schedule 13D filed October 9, 2001. This shareholder indicates that shares are held of record by FS Equity Partners IV, L.P., a Delaware limited partnership (“FS Equity IV”). FS Capital Partners LLC, a Delaware limited liability company, is the general partner of FS Equity IV and has the power to vote and dispose of the shares held of record by FS Equity IV. The address for this shareholder is 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025.

(2)	This shareholder also indicates in a Schedule 13D filed October 9, 2001 that, as a result of the stockholders agreement among FS Equity IV, Limited Brands, Inc. (formerly known as The Limited, Inc. and hereafter, “Limited Brands”), G Trademark, Inc. (a wholly-owned subsidiary of Limited Brands, “G Trademark”), Benchmark Capital Partners IV, L.P. (“BCP IV”) and Galyan’s Trading Company, Inc., which agreement includes a provision whereby FS Equity IV, Limited Brands, G Trademark and BCP IV agree to vote all their shares in the election of certain directors, FS Equity IV, FS Capital Partners LLC, Limited Brands, G Trademark and BCP IV may be deemed to be a “group” within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In the aggregate, as of October 9, 2001, such persons reported shared voting power with respect to 11,762,684 shares, which represents beneficial ownership of 68.9% of the shares outstanding as of March 15, 2003, of which 10,412,684 shares are currently outstanding (which represents 61.0% of the shares outstanding as of March 15, 2003) and 1,350,000 are represented by a currently exercisable warrant held by Limited Brands that had an exercise price of $31.99 per share as of February 1, 2003.

(3)	Based on the information in a Schedule 13D filed October 9, 2001. This shareholder indicates that shares owned by Limited Brands include 550,500 shares held of record by Limited Brands, 1,350,000 shares subject to a warrant issued to Limited Brands that is currently exercisable (with an exercise price of $32.01 as of February 1, 2003) and 3,600,000 shares held of record by G Trademark. The address for Limited Brands and G Trademark is Three Limited Parkway, Columbus, Ohio 43230.

(4)	Includes 115,000 shares subject to options exercisable on or before May 14, 2003 and 100,000 shares owned by a family trust with respect to which Mr. Mang has indirect beneficial ownership.
(5)	Includes 36,667 shares subject to options exercisable on or before May 14, 2003.
(6)	Includes 25,001 shares subject to options exercisable on or before May 14, 2003 and 15,500 shares owned by a family trust with respect to which Mr. Wozniak has indirect beneficial ownership.
(7)	Includes 35,334 shares subject to options exercisable on or before May 14, 2003.
(8)	Represents 11,667 shares subject to options exercisable on or before May 14, 2003.
(9)	Includes 120,000 shares subject to options exercisable on or before May 14, 2003.
(10)	Includes 3,334 shares subject to options exercisable on or before May 14, 2003 and 10,000 shares held by a family trust with respect to which Mr. Allumbaugh has indirect beneficial ownership.
(11)	Includes 3,334 shares subject to options exercisable on or before May 14, 2003.
(12)	Mr. Spogli is the President and a Managing Member of FS Capital Partners LLC. Mr. Halloran and Mr. Roth are Vice Presidents and Managing Members of FS Capital Partners LLC. Accordingly, Messrs. Spogli, Halloran and Roth may be deemed to be beneficial owners of the shares of common stock held of record by FS Equity IV. Each of these persons disclaims beneficial ownership in the shares except to the extent of his pecuniary interest in them.

(13)	Includes 3,334 shares subject to options exercisable on or before May 14, 2003.
(14)	Includes 3,334 shares subject to options exercisable on or before May 14, 2003.
(15)	Includes 120,000 shares subject to options exercisable on or before May 14, 2003.
(16)	Includes 651,540 shares subject to options exercisable on or before May 14, 2003 which are owned by individual directors and executive officers. Also includes 5,694,500 shares held by FS Equity IV, the ownership of which could be attributed to Messrs. Spogli, Halloran and Roth. Each of these individuals disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them.

(17)	Includes 180,000 shares subject to options exercisable on or before May 14, 2003. Effective March 4, 2002, Mr. Silverman resigned as a director and his employment terminated.

BOARD OF DIRECTORS

Meetings and Committees

     The Board of Directors met four (4) times during fiscal 2002. In addition to meetings of the full Board, directors also attended meetings of Board committees. During fiscal 2002, the Board had standing audit, compensation, executive and real estate committees. In addition, in February 2003, the Board designated a nominating and corporate governance committee, which will meet for the first time in fiscal 2003. During fiscal 2002, all of the directors attended at least 75% of the meetings of the Board and those Committees on which he or she served during his or her tenure on the Board. The Board acted by unanimous written consent on two (2) occasions during fiscal 2002.

Board Committee Membership

Name	Audit committee	Compensation committee	Executive committee	Nominating and corporate governance committee	Real estate committee

Byron E. Allumbaugh	M			C
Frank J. Belatti		M
Stuart B. Burgdoerfer				M
Timothy J. Faber		M
Robert B. Mang			M		M
Norman S. Matthews		C	M		M
George R. Mrkonic, Jr	M
John M. Roth		M	M
Stephanie M. Shern(1)	C
Ronald P. Spogli				M
Peter Starrett		M	M		M

M — Member.

C — Chair (for committees that have a designated chairperson).

(1)	Effective as of the Annual Meeting of Shareholders, Ms. Shern will retire as a director and will no longer serve on the audit committee.

Audit Committee

     Our Audit Committee currently consists of three independent directors. Under its current charter, our Audit Committee appoints the independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, approves professional services provided by the independent public accountants, reviews and evaluates our audit and control functions, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our Audit Committee met on ten (10) occasions during fiscal 2002.

Compensation Committee

     Our Compensation Committee makes all recommendations to the Board regarding our equity compensation plans and salaries and incentive compensation for our executive officers. Our Compensation Committee met on three (3) occasions during fiscal 2002.

Executive Committee

     Our Executive Committee makes decisions regarding the selection of new store sites and other store related real estate matters at any time, in the judgment of the members of our Real Estate Committee, it is necessary or appropriate to make a decision based on recommendations of our Real Estate Committee prior to the next scheduled meeting of the Board. Our Executive Committee did not meet in fiscal 2002.

Real Estate Committee

     Our Real Estate Committee reviews the proposals and analysis prepared by our management team, including Mr. Mang and Mr. Zoba, and makes recommendations to the Board or our Executive Committee, as appropriate under the circumstances, for the selection of new store sites and other store related real estate matters. Our Real Estate Committee met on eleven (11) occasions during fiscal 2002.

Nominating and Corporate Governance Committee

     Our Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, and recommends that the Board nominate such individuals for election to the Board at the next annual meeting of shareholders. This committee also develops and reviews Galyan’s corporate governance guidelines and makes recommendations to the Board relating to the guidelines. This committee was formed in February 2003 and did not make recommendations with respect to the nominees for director covered by this proxy statement. This committee will consider nominees for directors that are recommended by shareholders. Any shareholder wishing to propose a nominee should submit a recommendation in writing to our Corporate Secretary at our principal executive office, 2437 East Main Street, Plainfield, Indiana 46168; indicating the nominee’s qualifications and other relevant biographical information and providing documentation of such nominee’s consent to serve as a director.

Director Compensation Arrangements

     Each of our directors is eligible for reimbursement for reasonable travel expenses incurred in attending meetings. Byron E. Allumbaugh, Frank J. Belatti, George R. Mrkonic, Jr. and Stephanie M. Shern also receive an annual cash retainer of $10,000, a fee for each Board meeting attended of $2,500 ($1,250 for attending by phone), and a fee for each committee meeting not otherwise held on a day of a Board meeting of $1,000 ($500 for attending by phone). In addition, each of these four directors, upon joining the Board in September 2000, received a grant of 10,000 options, which have a maximum term of seven years and vest in equal installments over a three-year period so long as the director continues to serve. Each of these directors will receive a grant of 5,000 options, with the same vesting conditions, on each anniversary of his or her appointment or election to service on the Board. We anticipate that Michael Goldstein, a director nominee, will receive a substantially comparable compensation arrangement, if elected.

     In addition, we have consulting arrangements with Mr. Matthews and with Mr. Starrett. See “Compensation Committee Interlocks and Insider Participation” below for descriptions of these arrangements.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Board of Directors

     At the Annual Meeting, we will elect twelve (12) directors. The nominees proposed for election by the Board of Directors are Robert B. Mang, Norman S. Matthews, Byron E. Allumbaugh, Frank J. Belatti, Stuart B. Burgdoerfer, Timothy J. Faber, Michael Goldstein, Todd W. Halloran, George R. Mrkonic, Jr., John M. Roth, Ronald P. Spogli and Peter Starrett. Each director will serve until the annual meeting of shareholders in 2004 or until his or her successor is elected and qualified. Stephanie M. Shern, who currently is a member of the Board, has chosen not to stand for re-election. Ms. Shern will hold office as a member of the Board until the election of her successor at the Annual Meeting.

     Each nominee has indicated his or her willingness to serve if elected, but if any nominee should become unable to serve, we will vote the proxies solicited hereby for the election of such other person as our directors shall select.

Information about our Nominees and Continuing Directors

     Robert B. Mang, 57, has served as Chief Executive Officer and Chairman of the Company and as a director since October 2000. From August 1997 to January 2000, Mr. Mang served as Chief Executive Officer of Monet Group, Inc., a designer and marketer of branded fashion jewelry sold through department stores. From January 1996 to December 1996, Mr. Mang served as Vice Chairman of Duty Free Shoppers. Monet Group, Inc. filed for bankruptcy protection in May 2000.

     Norman S. Matthews, 70, has served as a director and has been designated as the Chairman of our Board of Directors since August 1999. Mr. Matthews has been an independent retail consultant for more than fifteen years. From 1982 to 1988, Mr. Matthews served as Vice Chairman and then President of Federated Department Stores, Inc. Mr. Matthews also serves as a member of the board of directors of Henry Schein, Inc., Finlay Enterprises, Inc., Progressive Corporation, Sunoco, Inc. and Toys “R” Us, Inc.

     Byron E. Allumbaugh, 71, has served as a director since September 2001. Mr. Allumbaugh served as Chairman and Chief Executive Officer of Ralphs Supermarkets, a California based chain, from 1976 to 1995, and as Chairman from 1995 until February 1997. Since February 1997, he has been a self-employed business consultant. Mr. Allumbaugh also serves as a member of the board of directors of CKE Restaurants, Inc., El Paso Corporation, Penn Traffic Company and The Pantry, Inc.

     Frank J. Belatti, 55, has served as a director since September 2001. Mr. Belatti has served as Chairman and Chief Executive Officer of AFC Enterprises, Inc. in Atlanta, Georgia since 1992. Mr. Belatti also serves as a member of the board of directors of Radio Shack Corporation and AFC Enterprises, Inc.

     Stuart B. Burgdoerfer, 40, has served as a director since May 2001. Mr. Burgdoerfer joined Limited Brands in September 1998 and served as Vice President and Corporate Controller from November 2000 until August 2002 and as a Senior Vice President and Corporate Controller since August 2002. From September 1999 to November 2000, he was Vice President and Chief Financial Officer of White Barn Candle Company, a division of Limited Brands. From September 1998 to September 1999, he served as Vice President-Financial Planning of Limited Brands. From September 1996 to September 1998, Mr. Burgdoerfer served in strategic planning and financial management capacities at Pizza Hut, Inc.

     Timothy J. Faber, 41, has served as a director since November 2000. Mr. Faber joined Limited Brands in January 2000 and serves as its Vice President Treasury/Mergers and Acquisitions. From September 1996 to January 2000, Mr. Faber was employed by the General Electric Company as Managing Director of the Capital Markets Services division of GE Capital.

     Michael Goldstein, 61, is a nominee for director. Mr. Goldstein has been the Chairman of the Toys “R” Us Children’s Fund, Inc. since 2001. Mr. Goldstein was the Chairman of the Board of Toys “R” Us, Inc. from 1998 to 2001, and Chief Executive Officer from 1994 to 1997. Mr. Goldstein also serves as a member of the board of directors of Toys “R” Us, Inc., Finlay Enterprises, Inc., United Retail Group, Inc. and Columbia House Company.

     Todd W. Halloran, 41, has served as a director since August 1999. Mr. Halloran joined Freeman Spogli & Co. in 1995 and became a Principal in 1998. Mr. Halloran also serves as a member of the board of directors of The Pantry, Inc.

     George R. Mrkonic, Jr., 50, has served as a director since September 2001. Mr. Mrkonic served as Vice Chairman of Borders Group, Inc. from December 1994 to January 2002. From November 1994 until January 1997, he served as Vice Chairman and President of Borders Group, Inc. He also serves as a member of the board of directors of Borders Group, Inc., Champion Enterprises, Inc., Guitar Center, Inc., Nashua Corporation and Syntel, Inc.

     John M. Roth, 44, has served as a director since August 1999. Mr. Roth joined Freeman Spogli & Co. in March 1988 and became a Principal in 1993. Mr. Roth also serves as a member of the board of directors of Advance Auto Parts, Inc., Asbury Automotive Group, Inc. and AFC Enterprises, Inc.

     Ronald P. Spogli, 55, has served as a director since August 1999. Mr. Spogli is a Principal of Freeman Spogli & Co., which he co-founded in 1983. Mr. Spogli also serves as a member of the board of directors of Hudson Respiratory Care, Inc., Century Maintenance Supply, Inc., AFC Enterprises, Inc. and Advance Auto Parts, Inc.

     Peter Starrett, 55, has served as a director since August 1999. In August 1998, Mr. Starrett founded Peter Starrett Associates, a retail advisory firm. From 1990 to 1998, Mr. Starrett served as the President of Warner Bros. Studio Stores Worldwide. Mr. Starrett also serves as a member of the board of directors of Guitar Center, Inc., Pacific Sunwear, Inc., The Pantry, Inc. and AFC Enterprises, Inc.

The Board of Directors recommends a vote FOR the election of the directors listed above. We will vote proxies received by us in favor of the above nominees unless a contrary choice is indicated.

Information Regarding Certain Directorships and Voting Arrangements

     We are party to a stockholders agreement with FS Equity Partners IV, L.P., Limited Brands, Inc. (formerly known as The Limited, Inc.), G Trademark, Inc. (a wholly-owned subsidiary of Limited Brands) and Benchmark Capital Partners IV, L.P., under which Freeman Spogli, Limited Brands, G Trademark and Benchmark Capital have agreed to vote all of their shares in the election of directors in favor of the following persons: (a) four Board nominees designated by Freeman Spogli, (b) two Board nominees designated by Limited Brands, (c) our Chief Executive Officer in office at the time of any election of directors, which currently is Robert B. Mang, (d) Norman Matthews, who is our current Chairman of the Board, and (e) one or more additional nominees upon whom Freeman Spogli and Limited Brands shall agree. If, at the time of any election of directors (or appointment of directors in the event of a vacancy or an increase in the size of the Board), Freeman Spogli and Limited Brands are unable to agree on any such additional nominees, our stockholders agreement provides that our Board in existence at that time will select the additional nominees. The number of Board nominees that Freeman Spogli and Limited Brands are entitled to nominate under the agreement decreases if the number of shares held by such party falls below certain thresholds set forth in the stockholders agreement. Under the stockholders agreement, the parties have agreed that we will have a Board consisting of no more than 13 members. In addition, until one year after the date on which persons other than Freeman Spogli and Limited Brands and their respective affiliates own 20% or more of our shares, Limited Brands and Benchmark Capital have agreed to vote against any combination of our company unless Freeman Spogli consents to the combination.

     Under the terms of the stockholders agreement, the four designees of FS Equity Partners IV, L.P. are Todd W. Halloran, John M. Roth, Ronald P. Spogli and Peter Starrett and the two designees of Limited Brands are Stuart B. Burgdoerfer and Timothy J. Faber.

     There are no family relationships among any of our directors or executive officers.

EXECUTIVE OFFICERS

     The following is a list of our current executive officers, followed by their biographical information (other than Mr. Mang, whose biographical information appears on page 8 of this proxy statement):

Name	Age	Position

Robert B. Mang	57	Chief Executive Officer and Chairman of the
		Company and Director
C. David Zoba	51	Executive Vice President, General Counsel and
		Secretary
Edward S. Wozniak	57	Senior Vice President, Chief Financial Officer
Dennis J. Feldmann	50	Senior Vice President, General Merchandise
		Manager, Outdoors
Joan M. Hurley	54	Senior Vice President, Communications and
		Community Commitment
Charles F. Nelson	57	Senior Vice President, Minister of Culture
David M. Pritchett	38	Senior Vice President, Director of Store Operations
Lindsay J. Rice	48	Senior Vice President, General Merchandise
		Manager, Athletics
Paul C. Wagner	37	Senior Vice President, Chief Information Officer
Edward J. Whitehead	47	Senior Vice President, Marketing

     C. David Zoba has served as Executive Vice President, General Counsel and Secretary since May 2001 and has primary responsibility for real estate and store planning, and is Galyan’s chief legal officer. He served as a director of Galyan’s from August 1999 until May 2001. Mr. Zoba served as the Senior Vice President and Counsel-Real Estate for Limited Brands from 1999 until May 2001, and as Vice President and Senior Counsel — Real Estate from 1994 to 1999.

     Edward S. Wozniak has served as Senior Vice President and Chief Financial Officer since February 2001. From April 1998 to October 2000, Mr. Wozniak served as Senior Vice President and Chief Financial Officer for

David’s Bridal Inc. From November 1996 to April 1998, Mr. Wozniak served as Senior Vice President, Chief Administrative Officer for Things Remembered, Inc., a subsidiary of Cole National Corporation.

     Dennis J. Feldmann has served as Senior Vice President, General Merchandise Manager, Outdoors, since May 2001. From April 1998 to May 2001, he was General Merchandise Manager, Outdoors. From August 1996 to April 1998, Mr. Feldmann served as Divisional Merchandise Manager, Outdoors. From April 1985 to August 1996, Mr. Feldmann served as Vice President of Merchandising at All About Sports, a division of Van Leunen’s, Inc., where he was responsible for merchandising, marketing, store design and merchandising planning and allocation. Van Leunen’s, Inc. filed for bankruptcy protection in May 1997.

     Joan M. Hurley has served as Senior Vice President, Communications and Community Commitment since February 2002. She served as Senior Vice President, Director of Marketing from May 2001 to February 2002, and as Director of Marketing from May 1997 to May 2001. From June 1995 to March 1997, Ms. Hurley served as General Manager of Market Development for Best Lock Corporation.

     Charles F. Nelson has served as Senior Vice President, Minister of Culture since May 2001. From November 1995 to May 2001, he served as Minister of Culture.

     David M. Pritchett has served as Senior Vice President, Director of Store Operations, since May 2001. From March 1996 to May 2001, he was Director of Store Operations.

     Lindsay J. Rice has served as Senior Vice President, General Merchandise Manager, Athletics, since May 2001. He served as General Merchandise Manager, Athletics from April 1998 until May 2001. From January 1990 to November 1997, Mr. Rice served as Executive Vice President of Merchandising at Oshman’s Sporting Goods, Inc. where he was responsible for merchandising, marketing, store design and merchandise planning and allocation. He also held various other positions at Oshman’s Sporting Goods, Inc., where he was employed for 21 years.

     Paul C. Wagner has served as Senior Vice President, Chief Information Officer since September 2001. He served as Chief Information Officer from January 2000 to September 2001. He served as Vice President of Information Systems at Finish Line, Inc. from August 1995 until January 2000.

     Edward J. Whitehead has served as Senior Vice President, Marketing since February 2002. From March 2001 until February 2002, Mr. Whitehead served as President of Eyestorm, Inc., a wholly-owned subsidiary of Eyestorm.com Ltd., a company that markets and distributes art media products. From January 2000 until March 2001, Mr. Whitehead served as Director of Marketing and Strategic Planning for Harrods Ltd. in London. From May 1998 until January 2000, Mr. Whitehead was Founder and CEO of the Workshop, Inc., an agency specializing in marketing, advertising and strategic branding. Prior to this, Mr. Whitehead was Executive Vice President of Merchandising for Mossimo, Inc. from December 1995 until April 1998.

EXECUTIVE COMPENSATION

     The following table sets forth compensation earned by our Chief Executive Officer and the other four most highly compensated executive officers during the fiscal periods indicated. We refer to these individuals as our named executive officers.

Summary Compensation Table

						Long-term Compensation Awards
		Annual Compensation
	Fiscal Year					Securities Underlying Options (1)	All Other Compensation
Name and Principal Position		Salary		Bonus

Robert B. Mang	2002	$550,000		$120,313		48,000	$11,798	(2)
Chief Executive Officer and	2001	500,000		185,504		15,000	10,861	(3)
Chairman of the Company	2000	155,769	(4)	680,000	(5)	165,000	1,186,664	(6)

C. David Zoba (7)	2002	$325,000		$140,625	(8)	21,000	$170,282	(8)
Executive Vice President,	2001	257,692		174,202	(9)	110,000	124,863	(9)
General Counsel and Secretary

Charles F. Nelson	2002	$250,000		$23,438		—	$3,144	(10)
Senior Vice President	2001	248,461		46,376		5,000	5,267	(10)
Minister of Culture	2000	243,750		283,586		4,500	4,816	(10)

Edward J. Whitehead (11)	2002	$250,000		$23,438		44,000	$25,306	(12)
Senior Vice President
Marketing

Edward S. Wozniak (13)	2002	$243,808		$26,797		27,000	$128,511	(14)
Senior Vice President	2001	205,769		41,738		40,000	61,598	(15)
Chief Financial Officer

(1)	In addition to the number of options in our Company granted to our named executive officers, in fiscal 2000 Mr. Mang was granted 41,000 stock appreciation rights in MVP.com, a related party that has ceased operations. Since MVP.com ceased operations and voluntarily made a general assignment for the benefit of creditors, these SARs have no value.

(2)	Represents $7,500 in financial planning services and $4,298 in matching contributions under our 401(k) plan.
(3)	Represents $7,408 in relocation expenses and $3,453 in financial planning services.
(4)	Mr. Mang was hired as Chief Executive Officer and Chairman of our Company on September 29, 2000, effective October 1, 2000. His salary in fiscal 2000 was based on an annual salary of $450,000, with $155,769 representing the entire amount he received from our Company as salary for his partial year of employment in that year.

(5)	Represents a signing bonus of $500,000 and a bonus of $180,000 for fiscal 2000.
(6)	Represents $350,000 relating to the sale of 70,000 shares of our common stock at a price below fair value, $450,000 relating to the issuance of 90,000 options to purchase shares of our common stock with an exercise price below fair value, $295,000 of reimbursement by us for tax obligations relating to the sale of shares at a price below fair value, $72,500 in relocation expenses paid by us and $19,164 of reimbursement by us for tax obligation relating to the relocation expenses.

(7)	Mr. Zoba joined our Company in May 2001.
(8)	Bonus includes a $100,000 payment due under his employment agreement at the end of fiscal 2002. All Other Compensation represents $160,926 in relocation expenses, $5,750 in financial planning services and $3,606 in matching contributions under our 401(k) plan.

(9)	Bonus includes a $100,000 payment due under his employment agreement at the end of fiscal 2001. All Other Compensation represents $120,370 in relocation expenses, $2,762 in financial planning services and $1,731 in matching contributions under our 401(k) plan.

(10)	Represents our matching contribution under our 401(k) plan.
(11)	Mr. Whitehead joined our Company in February 2002.
(12)	Represents relocation expenses.
(13)	Mr. Wozniak joined our Company in February 2001.

(14)	Represents $121,452 in relocation expenses, $4,500 in financial planning services and $2,559 in matching contributions under our 401(k) plan.
(15)	Represents $59,547 in relocation expenses and $2,051 in financial planning services.

Option Grants in Last Fiscal Year

     The following table sets forth options granted during fiscal 2002 to each of our named executive officers. Each grant was made under the 1999 stock option plan, and each vests in three equal installments beginning one year after the date of grant. The potential realizable value is calculated assuming that the fair value on the date of grant of our common stock appreciates at the indicated annual rate compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. The assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate of the future prices or market value of our common stock.

Option Grants in Last Fiscal Year

Name	Number of securities underlying options granted	Percent of total options granted to employees in fiscal year	Exercise price per share	Fair value on date of grant	Expiration date	Potential realizable value at assumed annual rates of price appreciation for option term

						5%	10%

Robert B. Mang	48,000	8.0%	$20.64	$20.64	05/29/09	$403,323	$939,913
C. David Zoba	21,000	3.5%	20.64	20.64	05/29/09	176,454	411,212
Charles F. Nelson	0
Edward J. Whitehead	9,000	1.5%	20.64	20.64	05/29/09	75,623	176,234
	35,000	5.8%	12.81	12.81	02/26/09	182,523	425,357
Edward S. Wozniak	27,000	4.5%	20.64	20.64	05/29/09	226,869	528,701

Aggregated Option Exercises in Fiscal 2002 and Fiscal Year-End Option Values

     None of our named executive officers exercised any stock options in fiscal 2002. The following table provides summary information concerning the year-end values of unexercised options held by the named executive officers.

Aggregate Year-End Option Table

	Number of securities underlying unexercised options at February 1, 2003		Value of unexercised in-the-money options at February 1, 2003 (1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert B. Mang	115,000	113,000	$8,400	$4,200
C. David Zoba	36,667	94,333	—	—
Charles F. Nelson	33,834	4,833	2,053	210
Edward J. Whitehead	—	44,000	—	—
Edward S. Wozniak	13,335	53,665	—	—

(1)	Value is calculated on the basis of the number of shares subject to each option, multiplied by the excess of the fair market value of a share of common stock at fiscal year end ($10.14) over the exercise price of such option.

Equity Compensation Plan Information

     We currently maintain the following compensation plans under which our equity securities are authorized for issuance:

  1999 Stock Option Plan;

  1999 Stock Subscription Plan; and

  2002 Employee Stock Purchase Plan.

     Each of these plans has been approved by our shareholders. The following table sets forth, for each of these plans, the number of shares of our common stock subject to outstanding options, warrants, and rights, the weighted-average exercise price of outstanding options, warrants, and rights, and the number of shares remaining available for future award grants as of February 1, 2003.

Equity Compensation Plan Table

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)

Equity compensation plans approved by
stockholders	1,855,834	(1)	$15.84	2,458,315	(2)(3)
Equity compensation plans not approved by
stockholders	N/A		N/A	N/A
Total	1,855,834		$15.84	2,458,315

(1)	All of these shares were subject to stock options outstanding under our 1999 Stock Option Plan.
(2)	Of these shares, 606,883 were available for additional stock option grants under our 1999 Stock Option Plan, 381,640 shares were available for issuance in the form of stock bonuses under our 1999 Stock Subscription Plan, and 1,469,792 were available for purchase under our 2002 Employee Stock Purchase Plan.

(3)	Effective May 29, 2003, an additional number of shares of our common stock, equal to three percent (3%) of the total number of issued and outstanding shares of our common stock as of the close of business on that date, will become available for stock option grant purposes under our 1999 Stock Option Plan. In addition, effective May 29, 2004, an additional number of shares of our common stock equal to three percent (3%) of the total number of issued and outstanding shares of our common stock as of the close of business on that date, will become available for stock option grant purposes under our 1999 Stock Option Plan.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

Employment Contracts

     Robert B. Mang

     In September 2000, we entered into an employment agreement with Mr. Mang, our Chief Executive Officer and Chairman of the Company, for an initial term of three years with automatic one year renewals thereafter unless either party notifies the other to the contrary at least 90 days prior to the end of the initial term or a renewal period, as applicable. Mr. Mang’s annual base salary was $550,000 for fiscal 2002, and at least $600,000 for fiscal 2003. Under the agreement, Mr. Mang is eligible to receive a target bonus equal to 60% of his base salary if we achieve certain financial objectives, and he has the ability to earn up to 200% of his target bonus if we exceed our targeted financial objectives by an amount determined by our Board of Directors. With respect to fiscal 2002, the Compensation Committee made Mr. Mang eligible for a target bonus of 70%, rather than the 60% he was eligible to receive under the agreement. In March 2003, Mr. Mang received a bonus of $120,313 for fiscal 2002.

     Under the agreement, Mr. Mang exercised a right to purchase 70,000 shares of our common stock at $10.00 per share with $300,000 of financing provided by us, all of which he repaid in fiscal 2000. The fair value of our common stock at the time Mr. Mang purchased these shares, and when we granted him these options, was $15.00 per share. We have paid Mr. Mang $295,000 to pay the taxes owed by him as a result of our issuance to him of shares below their fair value. Upon beginning employment with us, Mr. Mang also received 90,000 options to purchase our common stock at a $10.00 exercise price and 75,000 options to purchase our common stock at a $20.00 exercise price. In addition, under the employment agreement, in fiscal 2000 we granted Mr. Mang stock appreciation rights for 41,000 units with respect to the common stock of MVP.com, Inc., a former affiliated party. Since MVP.com ceased operations in January 2001, these SARs have no value.

     If Mr. Mang’s employment is terminated by us without cause or by Mr. Mang for good reason, he will be entitled to receive all earned but unpaid salary and benefits as of the date of termination and his target bonus for the fiscal year in which his employment is terminated. In addition, he will receive severance pay constituting the continuation of his then current base salary and health coverage and a payment equal to what he would have received under our retirement plans for the longer of one year from the date of termination or three years from the date of his employment agreement.

     Mr. Mang has also agreed to be bound by noncompetition and nonhire provisions that apply until the second anniversary of termination of his employment.

     C. David Zoba

     In May 2001, we entered into an employment agreement with Mr. Zoba, our executive vice president, general counsel and secretary, for an initial term of three years with automatic one year renewals thereafter unless either party notifies the other to the contrary at least 90 days prior to the end of the initial term or a renewal period, as applicable. Mr. Zoba’s annual base salary was $325,000 for fiscal 2002 and will be $350,000 for fiscal 2003. Mr. Zoba will receive a bonus of $100,000 per year if he remains employed by us on the last day of each fiscal year. In addition, under the agreement, Mr. Zoba is entitled to receive a target bonus equal to 40% of his base salary if we achieve our targeted financial objectives and has the ability to earn up to 200% of his target bonus if we exceed our targeted financial objectives by an amount determined by our Board of Directors. In March 2003, Mr. Zoba received a bonus of $140,625 for fiscal 2002, which includes the $100,000 he received for remaining employed at the end of the fiscal year.

     Under the agreement, Mr. Zoba exercised his right to purchase 30,000 shares of common stock at $19.00 per share for an aggregate purchase price of $570,000. In connection with his exercise, we loaned him $285,000 to finance the purchase of a portion of those shares and Mr. Zoba paid the remaining $285,000 in cash. Mr. Zoba issued to us a full recourse promissory note for the amount borrowed, which note bears simple interest at 7.5% per year and is secured by his shares of common stock. Mr. Zoba has repaid the note in full. Mr. Zoba also received 110,000 options to purchase our common stock at an exercise price of $19.00 per share.

     If Mr. Zoba’s employment is terminated by us without cause or by Mr. Zoba for good reason, he will be entitled to receive all earned but unpaid salary and benefits as of the date of termination and his target bonus for the fiscal year in which his employment is terminated. In addition, he will receive severance pay constituting the continuation of his then current base salary and health coverage and a payment equal to what he would have received under our retirement plans for the longer of one year from the date of termination of his employment or May 29, 2004.

     Mr. Zoba has also agreed in the contract to be bound by noncompetition and nonhire provisions that apply until the second anniversary of termination of his employment.

Agreement with Joel L. Silverman, our Former President and Chief Operating Officer

     We entered into an agreement with Joel L. Silverman, our former President and Chief Operating Officer, formalizing his separation arrangements with us. Under the agreement, Mr. Silverman resigned from his position as an officer and director of Galyan’s effective March 4, 2002. Under the terms of our separation agreement with him, Mr. Silverman will receive his normal base salary at the rate of $550,000 per year (payable under our normal payroll arrangements) through October 1, 2003, a bonus with respect to fiscal 2002 of $330,000, payable at the time we pay annual bonuses for that year, and a payment representing the value of all vested and unvested retirement benefits which would have been vested as of October 1, 2003, which was approximately $370,000. In addition, all unvested options granted to Mr. Silverman vested immediately upon execution of the agreement, and those and all other outstanding options were made exercisable for a two-year period. We have also agreed to allow Mr. Silverman, partially at his expense, to continue his group health insurance coverage through October 1, 2003. Under the agreement, Mr. Silverman waived all other consideration to which he may have been entitled and released us from any and all claims related to his employment. He also agreed not to compete with us or directly or indirectly or to solicit any of our employees for a two-year period.

Consulting Agreements

     See “Compensation Committee Interlocks and Insider Participation” below for a description of certain oral consulting agreements that we have with Mr. Matthews and with Mr. Starrett.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

     This section of the proxy statement will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and will not otherwise be deemed “filed” under either such Acts.

     The Galyan’s Compensation Committee of the Board of Directors (the “Committee”) is responsible for developing and administering the policies and practices associated with the total compensation for executives, subject to the approval of the Board as deemed necessary or appropriate, and making recommendations to the Board on all elements of compensation of our executive officers. The Committee also has the authority to administer and make award grants under the 1999 Stock Option Plan.

Executive Compensation Philosophy

     It is the philosophy of the Committee that a significant portion of each executive’s possible compensation be directly linked to Galyan’s performance and appreciation in shareholder value. Thus, a significant portion of each executive’s compensation is “at risk.” The guiding principles behind total compensation for executive officers are as follows:

  Provide a competitive total compensation package that enables us to attract, retain and motivate executive talent to achieve our goals and objectives.

  Provide variable compensation opportunities on an annual basis that are directly linked to Galyan’s performance goals.

  Provide long-term equity participation that aligns executive compensation with appreciated shareholder value.

  Recognize and reward individual performance.

Base Salary

     The Committee sets base salaries, which are subject to annual adjustment, by the Committee. The Committee strives to set and maintain base salaries at levels competitive with those paid by other retailers. In setting base salary levels, the Committee considers, among other factors it may deem relevant in the circumstances, salaries for comparable positions at comparable retail companies, using independent survey data of other representative retailers, adjusted for company size. The Committee also sets base salary levels based on its subjective assessment of individual performance and future contributions, satisfaction of Galyan’s performance objectives, competitive issues, length of service and internal equity in light of the executives’ relative positions and responsibilities.

Short-Term Incentive Compensation

     Each year, the Committee establishes an annual incentive compensation program that provides for cash awards based upon the achievement of specific performance objectives established by the Committee based on operating income, earnings per share or a similar financial performance metric. If Galyan’s achieves the Committee’s financial performance objective, each executive officer will earn a “target” bonus established by the Committee with respect to the officer. Although the Committee has discretion to determine “target” bonus levels, each executive’s “target” bonus level generally ranges from 30% to 70% of his or her base salary. The Committee sets a minimum financial performance standard below which no executive officer will be entitled to any of his or her “target” bonus, and also establishes whether and the extent to which partial bonuses will be paid for performance that exceeds the minimum standard but falls short of the original goal, as well as the extent to which bonuses greater than the applicable “target” will be paid for performance that exceeds goals. There are no caps on the maximum level of bonuses. For fiscal 2002, Galyan’s financial performance objectives were based on various specific and confidential operating income goals. The fiscal 2002 goals were not entirely achieved, but performance did exceed the established minimum standards. Accordingly, fiscal 2002 bonuses were paid to executives, albeit at less than 100% of the original “target” levels.

Long-Term Incentive Compensation

     The Committee intends to make annual grants of stock options under the 1999 Stock Option Plan to provide long-term equity participation that help to further align management’s interests with the interests of Galyan’s shareholders. The Committee believes that option grants promote the continuity of management and focus performance on long-term strategic and financial goals and objectives, including improvement in shareholder value. In determining the number of options to grant to an executive officer, the Committee takes into consideration the position of the individual, the Committee’s subjective assessment of his or her performance, the individual’s previous and anticipated contribution to Galyan’s success and grant history, total compensation paid to the executive, possible dilutive effects of the award, possible future stock values, and industry practices and trends in general, with no one factor being accorded any special weight. Each grant typically allows the individual to acquire shares of our common stock at a price that is not less than the fair market value of the shares at the close of business on the grant date. The options typically vest in equal annual installments over a three-year period and have a maximum term of seven years.

Compensation for the Chief Executive Officer

     Base Salary

     Robert B. Mang was appointed Chairman of the Company and Chief Executive Officer effective October 1, 2000. Pursuant to the terms of his employment agreement, Mr. Mang received a base salary of $550,000 in fiscal 2002 and will receive a base salary of not less than $600,000 in fiscal 2003.

     Short-Term Incentive Compensation

     For fiscal 2002, Mr. Mang received an incentive cash award of $120,313 under the annual incentive compensation program established by the Committee. The award was based upon achievement of the confidential financial performance goals established by the Committee for fiscal 2002 and was paid in the current fiscal year. Mr. Mang’s “target” bonus for purposes of the annual incentive compensation plan for fiscal 2002 was 70% of his base salary, and his bonus for fiscal 2002 reflects partial payment of the “target” bonus.

     Long-Term Incentive Compensation

     For fiscal 2002, Mr. Mang received a stock option grant covering 48,000 shares of Galyan’s common stock as part of Galyan’s program of annual option grants. The stock option has a three-year vesting period, a maximum term of seven years, and the exercise price was set at the fair market value of the underlying stock on the date of grant. The number of shares subject to such option grant to Mr. Mang was determined after taking into consideration his position, the Committee’s subjective assessment of his performance and his previous and anticipated contribution to Galyan’s success, his total compensation, possible dilutive effects of the award, possible future stock values, and industry practices and trends in general with no one factor being accorded any special weight.

Tax Treatment

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation in excess of $1,000,000 paid for any fiscal year to the corporation’s chief executive officer or to any of the four other most highly compensated executive officers as of the end of the fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Committee currently intends to structure stock option grants as qualifying performance-based compensation for this purpose. Current base salary and anticipated bonus levels are not expected to exceed or materially exceed the Section 162(m) limit.

     The Board of Directors and Committee endeavor to maximize the deductibility of compensation under Section 162(m) of the Internal Revenue Code to the extent practicable while maintaining competitive compensation. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Committee’s efforts, that compensation intended by the Committee to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Submitted by the Compensation Committee Norman S. Matthews, Chair Frank J. Belatti Timothy J. Faber John M. Roth Peter Starrett

PERFORMANCE MEASUREMENT COMPARISON

     The following graph compares the cumulative total shareholder return on a $100 investment in our common stock with the cumulative total return of a $100 investment in (a) the Russell 2000 Index and (b) S&P 500 Specialty Retail Index (a published industry index). The graph is intended to provide a relevant comparison of total returns for the period from June 27, 2001 (the day our common stock commenced trading) through March 24, 2003. Because our stock began trading on June 27, 2001, the information in the graph is provided at fiscal quarter-end intervals and at March 24, 2003, the record date for our annual meeting. The total return on the common stock is measured by dividing the difference between the common stock price at the end and the beginning of the measurement period by the common stock price at the beginning of the measurement period. The graph for our Company and each of the indices also assumes the reinvestment of dividends. Note: We caution that past stock price performance shown for our common stock is not necessarily indicative of future price performance.

     This performance graph will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not be deemed “soliciting material” or otherwise deemed “filed” under either such Acts.

GALYAN’S TRADING COMPANY, INC.

Comparison of Cumulative Total Return
June 27, 2001 to March 24, 2003

Total Return to Shareholders
(Dividends reinvested monthly)

	Base Period 6/27/01	Periods Ending

Company / Index		8/4/01	11/3/01	2/2/02	5/4/02	8/3/02	11/2/02	2/1/03	3/24/03

GALYAN'S TRADING CO INC	100	59.60	53.74	65.46	93.36	60.58	56.08	49.54	53.74
RUSSELL 2000 INDEX	100	98.41	87.80	97.64	104.55	77.07	78.81	76.77	75.90
S&P 500 SPECIALTY RETAIL	100	104.17	87.77	107.31	106.10	72.77	78.16	66.50	72.96

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

     Our Compensation Committee consists of Frank J. Belatti, Timothy J. Faber, Norman S. Matthews, John M. Roth and Peter Starrett. None of the members is an employee or was formerly one of our officers or an officer of one of our subsidiaries. However, Mr. Faber is Vice President Treasury/Mergers and Acquisitions of Limited Brands, Inc., Messrs. Matthews and Starrett provide consulting services to Galyan’s, and Mr. Roth is Vice President and Managing Member of FS Capital Partners LLC, which is the general partner of FS Equity Partners IV, L.P. Certain transactions and relationships between us and Limited Brands, Messrs. Matthews and Starrett and Freeman Spogli or their respective affiliates are described below.

     Transactions with Freeman Spogli and Limited Brands

     In connection with our 1999 recapitalization, we declared a dividend in the form of a warrant to Limited Brands to purchase 1,350,000 shares of our stock with an initial exercise price on September 1, 1999 of $10.00 per share. Under the terms of the warrant, on the first day of each month from and including October 1999 to and including September 2000, the exercise price increased by an amount equal to 31/3% of the initial exercise price. On the first day of each month thereafter, the exercise price increases by an amount equal to 31/3% of the exercise price in effect on the preceding September 1. This results in an increase of the exercise price at a rate of 40.0% per year. The warrant became exercisable upon the completion of our initial public offering in July 2001 and will expire in August 2009.

     We are also party to a stockholders agreement with FS Equity Partners IV, L.P., Limited Brands, Inc., G Trademark, Inc. and Benchmark Capital Partners IV, L.P. See “Information Regarding Certain Directorships and Voting Arrangements” above for a description of the stockholders agreement.

     Limited Brands is a guarantor of our obligations under our real property leases for eight of our stores: (1) Woodbury, Minnesota store, (2) Minnetonka, Minnesota store, (3) Dublin, Ohio store, (4) Schaumburg, Illinois store, (5) Buford, Georgia store, (6) Atlanta, Georgia store, (7) Castleton, Indiana store, and (8) Gaithersburg, Maryland store. We have agreed to reimburse Limited Brands for any amounts that they may be required to pay under these guarantees. To date, they have made no payments.

     We paid Limited Brands $150,000 for recruiting costs associated with its search for a replacement for C. David Zoba, whom we hired from Limited Brands as our executive vice president, general counsel and secretary.

     Certain Agreements and Arrangements with Directors

     Mr. Starrett, who is a consultant to Freeman Spogli & Co., and Mr. Matthews have verbal consulting agreements with us, under which we pay them $50,000 and $100,000 per year, respectively, for their consulting services. Either party can terminate these agreements at any time. In August 2000, we sold 10,000 shares of our common stock to Mr. Matthews for an aggregate purchase price of $100,000, $75,000 of which we loaned to him to finance the purchase. The fair value of our common stock at the time of this sale as determined by our Board of Directors was $15.00 per share. In fiscal 2002, we paid Mr. Matthews $48,170 to reimburse the taxes owed by him as a result of our issuance to him of shares below their fair value. With respect to the loan of $75,000, Mr. Matthews issued to us a full recourse promissory note for the amount borrowed. The note bears simple interest at 7.5% per annum and is secured by the additional shares of common stock. Accrued interest is payable in arrears on March 31 of each year commencing March 31, 2001 and the principal balance of, and all accrued and unpaid interest on, the note is due and payable on August 15, 2005. As of March 31, 2003, the outstanding principal balance plus accrued interest due from Mr. Matthews was $76,386.99.

     In addition, on May 29, 2002, we granted Mr. Matthews 15,000 options to purchase our common stock at an exercise price of $20.64 per share.

     None of our executive officers serves on the Compensation Committee or Board of Directors of any other company on which any of the members of our Compensation Committee or any of our directors is an executive officer.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     This section of the proxy statement will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and will not otherwise be deemed “filed” under either such Acts.

     Our Audit Committee is comprised of Byron E. Allumbaugh, George R. Mrkonic, Jr. and Stephanie M. Shern (Chair), although effective as of the Annual Meeting of Shareholders, Ms. Shern is retiring as a director and will no longer serve on the Audit Committee. Each of the members of the Audit Committee is independent as defined under the listing standards of the Nasdaq National Market, and the committee operates under a revised written charter adopted by our Board by unanimous written consent on April 15, 2003 and attached to this proxy statement as Appendix A. The Audit Committee appoints our independent accountants.

     Galyan’s management is responsible for preparing our financial statements, internal controls and financial reporting process. Galyan’s independent accountants, Deloitte & Touche LLP, are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with the integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent accountants included in their report on Galyan’s consolidated financial statements. Furthermore, the Audit Committee’s considerations and discussions with management and the independent accountants do not assure that Galyan’s consolidated financial statements are presented in accordance with generally accepted accounting principles, that the audit of Galyan’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards, or that the independent accountants are in fact “independent.”

     The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 (Audit Adjustments) and Statement on Auditing Standards No. 90 (Audit Committee Communications). Our independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

     Based on the reviews and discussions mentioned above and the report of the independent accountants to the Audit Committee, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee, exercising its business judgment, recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended February 1, 2003, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee Stephanie M. Shern, Chair Byron E. Allumbaugh George R. Mrkonic, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Freeman Spogli, Limited Brands and Certain Directors

     See “Compensation Committee Interlocks and Insider Participation” and “Information Regarding Certain Directorships and Voting Arrangements” above for descriptions of certain transactions and relationships between us and Freeman Spogli and Limited Brands or one or more of their respective affiliates, and certain members of our Board of Directors.

Stock Sales to Executive Officers and Directors Prior to Our Initial Public Offering

     In October 1999, several executive officers purchased shares of our common stock. Specifically, Dennis J. Feldmann, Joan M. Hurley, Charles F. Nelson, David M. Pritchett, and Lindsay J. Rice purchased 10,000, 15,000, 25,000, 11,000 and 10,000 shares of common stock, respectively, for a purchase price of $100,000, $150,000, $250,000, $110,000 and $100,000 respectively, and we lent them $40,000, $50,000, $50,000, $50,000 and $50,000, respectively, to finance the purchase of a portion of these shares. Each person issued to us a full recourse promissory note for the amount borrowed. Each note bears simple interest at 7.5% per annum and accrued interest is payable in arrears on March 31 of each year commencing on March 31, 2000. The principal balance of, and all accrued and unpaid interest on, each note is due and payable on October 15, 2004. The notes are secured by shares of common stock owned by these individuals. In June 2002, Mr. Feldmann repaid the borrowed amount (together with all accrued interest) in full. As of March 31, 2003, after reflecting payments for accrued interest for the period ending December 31, 2002, the outstanding principal balance plus accrued interest due from Hurley, Nelson, Pritchett and Rice was approximately $50,925, $50,925, $50,925 and $50,925, respectively.

     In May 2001, C. David Zoba purchased 30,000 shares of common stock at $19.00 per share, which represented the fair value of the shares at that time, for a purchase price of $570,000. We loaned $285,000 to Mr. Zoba to finance the purchase of a portion of those shares. Mr. Zoba issued to us a full recourse promissory note for the amount borrowed. The note bears simple interest at 7.5% per year and is secured by his shares of common stock. In February 2003, Mr. Zoba repaid the borrowed amount (together with all accrued interest) in full.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act and SEC regulations require our directors, certain officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and NASDAQ. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such reports that we received, and on written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, officers and greater than 10% beneficial owners were complied with during 2002 except as follows. In September 2002, we granted stock options to each of our non-employee directors. Messrs. Allumbaugh, Belatti, and Mrkonic and Ms. Shern each filed a single late Form 4 to report their receipt of these options. In addition, each of Messrs. Feldmann and Wagner filed a single late Form 4 to report one discretionary transaction under our 401(k) plan.

INDEPENDENT PUBLIC ACCOUNTANTS

     Our Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as our independent public accountants for fiscal year 2003. Deloitte & Touche LLP has served as our independent public accountants since 1999. Services provided to us by Deloitte & Touche LLP in fiscal 2002 included the audit of our consolidated financial statements for the year ended February 1, 2003, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission, including relating to our initial public offering, and consultations on various tax matters.

     We expect representatives of Deloitte & Touche LLP to be at the Annual Meeting and to be available to respond to appropriate questions from shareholders. We will give the Deloitte & Touche LLP representatives an opportunity to make a statement if they desire.

     The following table sets forth the fees billed to us by Deloitte and Touche LLP for the fiscal year ended February 1, 2003:

Audit Fees	$200,000
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$183,000

     The amounts shown above include out-of-pocket expenses incurred by Deloitte and Touche LLP in connection with the provision of such services. The amount shown for “Audit Fees” includes fees relating to the audit of our financial statements for the year ended February 1, 2003 and also includes fees relating to quarterly reviews of financial statements, including the Forms 10-Q for the three month periods ended May 4, 2002, August 3, 2002 and November 2, 2002. The amount shown for “All Other Fees” also includes fees relating to

  $69,000 for professional services rendered in connection with the establishment of a new wholly owned subsidiary; and

  $73,000 for tax return compliance, advice and consultation.

     The Audit Committee determined that Deloitte and Touche LLP’s provision of the services generating “All Other Fees” is compatible with maintaining Deloitte and Touche LLP’s independence.

OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, the proxies will be voted in accordance with the judgment of the persons voting.

BY ORDER OF THE BOARD OF DIRECTORS C. David Zoba Executive Vice President, General Counsel and Secretary

Plainfield, Indiana
Dated: April 25, 2003

APPENDIX A—
GALYAN’S TRADING COMPANY, INC.
AUDIT COMMITTEE CHARTER

A. Name

     There shall be a committee of the Board which shall be called the Audit Committee.

B. Purpose

     The Audit Committee shall be directly responsible for the appointment, compensation and oversight over the work of the Company’s public accountants.

     The Audit Committee shall monitor (1) the integrity of the financial statements of the Company and of the Company’s systems of internal accounting and financial controls, (2) the Company’s compliance with legal and regulatory requirements, (3) the public accountants’ qualifications and independence, (4) the performance of the Company’s public accountants and (5) the establishment and performance of the Company’s internal audit functions.

     The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement. The Audit Committee Charter shall be included as an appendix to the Company’s proxy statement at least once every three years.

C. Committee Membership

     The Audit Committee shall consist of no fewer than three members. Each member of the Audit Committee shall satisfy the independence, experience and financial expertise requirements of the NASDAQ and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder. Director’s fees are the only compensation that an Audit Committee member may receive from the Company.

     The Board shall appoint the members of the Audit Committee annually, considering the recommendation of the Nominating and Corporate Governance Committee, and further considering the views of the Chairman of the Board and the Chief Executive Officer, as appropriate. The members of the Audit Committee shall serve until their successors are appointed and qualify, and shall designate the Chairperson of the Audit Committee. The Board shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in it, subject to such new member(s) satisfying the independence, experience and financial expertise requirements referred to above. Except as expressly provided in this Charter or the by-laws of the Company or the Corporate Governance Guidelines of the Company, or as otherwise provided by law or the rules of the NASDAQ, the Audit Committee shall fix its own rules of procedure.

D. Committee Authority and Responsibilities

     The Audit Committee shall have the sole authority to appoint or replace the public accountants and shall approve all audit engagement fees and terms and all non-audit engagements with the public accountants. The Audit Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a single member of the Audit Committee. In its capacity as a committee of the Board, the Audit Committee shall be directly responsible for the oversight of the work of the public accounting firm (including resolution of disagreements between management and the public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the public accounting firm shall report directly to the Audit Committee.

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the committee and carry out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities. The Audit Committee shall meet periodically with management, the internal auditors and the public accountants in separate executive sessions in furtherance of its purposes. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or public accountants to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

     The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

     In performing its functions, the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, would most effectively contribute and implement the purposes of the Audit Committee. The following functions are some of the common recurring activities of the Audit Committee in carrying out its oversight responsibility:

  Review and discuss with management and the public accountants the Company’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

  Review and discuss with management and the public accountants the Company’s quarterly financial statements, including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or similar disclosures, and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, prior to the filing of its Form 10-Q, including the results of the public accountants’ reviews of the quarterly financial statements to the extent applicable.

  Review and discuss with management and the public accountants, as applicable, (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management or the public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) any management letter provided by the public accountants and the Company’s response to that letter; (d) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the public accountants’ activities or on access to requested information and management’s response thereto; (e) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (f) earnings press releases (paying particular attention to any use of “proforma” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance (generally or on a case-by-case basis) provided to analysts and rating agencies.

  Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

  Obtain and review a report from the public accountants at least annually regarding all relationships between the public accountants and the Company. Evaluate the qualifications, performance and independence of the public accountants, including a review and evaluation of the lead partner of the registered public accountant and taking into account the opinions of management and the Company’s internal auditors.

  Ensure that the lead audit partner of the public accountants and the audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002.

  Recommend to the Board policies for the Company’s hiring of employees or former employees of the public accountants who were engaged on the Company’s account (recognizing that the Sarbanes-Oxley Act of 2002 does not permit the CEO, controller, CFO or chief accounting officer to have participated in the Company’s audit as an employee of the public accountants during the preceding one-year period).

  Discuss with the public accountants any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement.

  Discuss with management and the public accountants any accounting adjustments that were noted or proposed by the registered public accountants but were passed (as immaterial or otherwise).

  Discuss with the public accountants the internal audit function and the audit plan responsibilities, budget and staffing.

  Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  Review disclosures made by the Company’s principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

  Review any reports of the public accountants mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the public accountants any information with respect to illegal acts in accordance with Section 10A.

  Review and approve the Audit Committee report required to be included in the Company’s annual proxy statement.

  Ensure that the Company establishes and maintains an internal audit function.

  Determine that management has established, reviewed and updated periodically an Ethics Policy, particularly with regard to senior management. Review and approve all related-party transactions.

  Review with the Company’s general counsel legal or regulatory matters that may have a material impact on the Company’s financial statements or its compliance or reporting policies.

Limitations of Audit Committee’s Roles

     While the Audit Committee has the responsibilities and powers set forth in its Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the registered public accountants.

GALYAN’S TRADING COMPANY, INC. ATTN: LEGAL DEPARTMENT 2437 EAST MAIN STREET PLAINFIELD, INDIANA 46168

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Galyan’s Trading Company, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GALYAN	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GALYAN’S TRADING COMPANY, INC.
1.	Vote on Directors To elect twelve directors. 01) Robert B. Mang 02) Norman S. Matthews 03) Byron E. Allumbaugh 04) Frank J. Belatti 05) Stuart B. Burgdoerfer 06) Timothy J. Faber	07) Michael Goldstein 08) Todd W. Halloran 09) George R. Mrkonic, Jr. 10) John M. Roth 11) Ronald P. Spogli 12) Peter Starrett	For All |_|	Withhold All |_|	For All Except |_|	To withhold authority to vote, mark “For All Except” and write the nominee's number on the line below.

In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR. THIS PROXY ALSO GRANTS TO THE PROXYHOLDERS THE DISCRETION TO VOTE THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please sign exactly as your name appears hereon. One joint owner may sign on behalf of the others. When signing as executor, administrator, attorney, trustee, guardian, etc., please give your full title.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Galyan’s Trading Company, Inc.
2437 East Main Street
Plainfield, Indiana 46168

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Galyan’s Trading Company, Inc., which will be held at The Westin Hotel, 50 South Capitol Avenue, Indianapolis, Indiana 46204, on Thursday, May 15, 2003, at 9:00 a.m. local time.

     At the Annual Meeting, holders of common stock will vote upon the election of twelve directors. The attached proxy statement contains information about this and other matters pertaining to the Annual Meeting.

     Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by Internet, by telephone, or by completing, executing and returning the enclosed proxy card.

     I hope you will be able to attend the Annual Meeting and look forward to seeing you on May 15, 2003.

Robert B. Mang Chairman of the Company and Chief Executive Officer

April 25, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GALYAN’S TRADING COMPANY, INC.

ANNUAL MEETING OF SHAREHOLDERS
Thursday, May 15, 2003

The undersigned hereby appoints C. David Zoba and Edward S. Wozniak, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Galyan’s Trading Company, Inc. (“Galyan’s”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. local time on Thursday, May 15, 2003, at The Westin Hotel, 50 South Capitol Avenue, Indianapolis, Indiana 46204, and any adjournments or postponements thereof.

If shares of Galyan’s Common Stock are held for the account of the undersigned under the Galyan’s Savings and Retirement Plan, then the undersigned hereby directs the trustee to vote all shares of Galyan’s Common Stock in the undersigned’s account in accordance with the instructions given herein at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR. THIS PROXY ALSO GRANTS TO THE PROXYHOLDERS THE DISCRETION TO VOTE THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE